PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated October 11, 2017)	Registration No. 333-220644

117,073,200 Ordinary Shares Represented by 3,902,440 American Depositary Shares

We are offering 117,073,200 ordinary shares represented by 3,902,440 American Depositary Shares, or ADSs, to certain institutional and accredited investors under a securities purchase agreement dated as of June 10, 2020 between such investors and us. Each ADS represents thirty (30) ordinary shares. See “Description of American Depositary Shares” in the accompanying prospectus for more information.

In a concurrent private placement, we are selling to such investors unregistered warrants to purchase up to an aggregate of 58,536,600 ordinary shares represented by 1,951,220 ADSs at an initial exercise price of $2.50 per ADS. The warrants are exercisable at any time upon issuance and will expire four and one-half years from the date of issuance. The warrants, the ADSs issuable upon the exercise of the warrants and the ordinary shares represented by such ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our ADSs are listed on the NYSE American under the symbol “CANF.” On June 9, 2020, the closing price of the ADSs on the NYSE American was $2.26 per ADS. Our ordinary shares also trade on the Tel Aviv Stock Exchange, or TASE, under the symbol “CFBI.”  On June 9, 2020, the last reported sale price of our ordinary shares on the TASE was NIS 0.264 or $0.076 per share (based on the exchange rate reported by the Bank of Israel on the same day).

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of June 9, 2020, based on the closing price of our ADSs on the NYSE American on May 22, 2020, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $24.5 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not offered any securities pursuant to General Instruction I.B.5. of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 7 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the offering. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. There is no required minimum offering amount required as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amount set forth below. We have agreed to pay the placement agent fees, in respect of ADSs placed by the placement agent, set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per ADS	Total
Offering price	$2.05	$8,000,002
Placement agent’s fees (1)	$0.15375	$600,000
Proceeds, before expenses, to us	$1.89625	$7,400,002

(1)	We will pay the placement agent a cash fee equal to 7.5% of the aggregate gross proceeds. We have also agreed to (i) pay the placement agent a management fee equal to 1% of the aggregate gross proceeds, (ii) pay certain of its expenses and (iii) issue to the placement agent warrants, as described under “Plan of Distribution” on page S-14 of this prospectus supplement.

We expect to deliver the ADSs being offered pursuant to this prospectus supplement on or about June 12, 2020, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is June 10, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to a registration statement (No. 333-220644) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus provide specific information about the offering by us of our ordinary shares represented by ADSs under the shelf registration statement. This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein as described under the heading “Incorporation by Reference” and the additional information described under the heading, “Where You Can Find More Information” in this prospectus supplement, as well as any free writing prospectus prepared by or on behalf of us or to which we have referred you.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

In this prospectus supplement, unless the context otherwise requires:

●	references to “ADSs” refer to American Depositary Shares representing ordinary shares;

●	references to “A3AR” refer to the A3 adenosine receptor;

●	references to the “Company,” “we,” “our” and “Can-Fite” refer to Can-Fite BioPharma Ltd. and its consolidated subsidiaries;

●	references to the “Companies Law” or “Israeli Companies Law” are to Israel’s Companies Law, 5759-1999, as amended;

●	references to “dollars,” “U.S. dollars,” “USD” and “$” are to United States Dollars;

●	references to “HCC” refer to hepatocellular carcinoma, also known as primary liver cancer;

●	references to “NASH” refer to non-alcoholic steatohepatitis;

●	references to “ordinary shares,” “our shares” and similar expressions refer to our Ordinary Shares, NIS 0.25 nominal (par) value per share;

●	references to “shekels” and “NIS” are to New Israeli Shekels, the Israeli currency; and

●	references to the “SEC” are to the United States Securities and Exchange Commission.

On May 10, 2019, we effected a change in the ratio of our ADSs to ordinary shares from one (1) ADS representing two (2) ordinary shares to a new ratio of one (1) ADS representing thirty (30) ordinary shares. For ADS holders, the ratio change had the same effect as a one-for-fifteen reverse ADS split. All ADS and related option and warrant information presented in this prospectus have been retroactively adjusted to reflect the reduced number of ADSs and the increase in the ADS price which resulted from this action. Unless otherwise indicated, in this prospectus fractional ADSs have been rounded to the nearest whole number.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.” The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	our history of losses and needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	uncertainties of cash flows and inability to meet working capital needs;

●	risks related to the coronavirus outbreak;

●	the initiation, timing, progress and results of our preclinical studies, clinical trials and other product candidate development efforts;

●	our ability to advance our product candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory approvals for our product candidates, and the timing of other regulatory filings and approvals;

●	the clinical development, commercialization and market acceptance of our product candidates;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	the implementation of our business model and strategic plans for our business and product candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	competitive companies, technologies and our industry;

●	risks related to not satisfying the continued listing requirements of NYSE American; and

●	statements as to the impact of the political and security situation in Israel on our business.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and accompanying prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our ADSs or ordinary shares. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including the risks related to our business, our industry, investing in our ADSs or ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview

We are a clinical stage biopharmaceutical company that develops orally bioavailable small molecule therapeutic products for the treatment of cancer, liver and inflammatory diseases and erectile dysfunction. We also co-develop specific formulations of cannabis components for the treatment of cancer, inflammatory, autoimmune, and metabolic diseases. Our platform technology utilizes the Gi protein associated A3AR as a therapeutic target. A3AR is highly expressed in inflammatory and cancer cells, and not significantly expressed in normal cells, suggesting that the receptor could be a unique target for pharmacological intervention. Our pipeline of drug candidates are synthetic, highly specific agonists and allosteric modulators, or ligands or molecules that initiate molecular events when binding with target proteins, targeting the A3AR.

Our product pipeline is based on the research of Dr. Pnina Fishman, who investigated a clinical observation that tumor metastasis can be found in most body tissues, but are rarely found in muscle tissue, which constitutes approximately 60% of human body weight. Dr. Fishman’s research revealed that one reason that striated muscle tissue is resistant to tumor metastasis is that muscle cells release small molecules which bind with high selectivity to the A3AR. As part of her research, Dr. Fishman also discovered that A3ARs have significant expression in tumor and inflammatory cells, whereas normal cells have low or no expression of this receptor. The A3AR agonists and allosteric modulators, currently our pipeline of drug candidates, bind with high selectivity and affinity to the A3ARs and upon binding to the receptor initiate down-stream signal transduction pathways resulting in apoptosis, or programmed cell death, of tumors and inflammatory cells and to the inhibition of inflammatory cytokines. Cytokines are proteins produced by cells that interact with cells of the immune system in order to regulate the body’s response to disease and infection. Overproduction or inappropriate production of certain cytokines by the body can result in disease.

Our product candidates, CF101, CF102 and CF602, are being developed to treat autoimmune inflammatory indications, oncology and liver diseases as well as erectile dysfunction. CF101, also known as Piclidenoson, is in an advance stage of clinical development for the treatment of autoimmune-inflammatory diseases, including rheumatoid arthritis and psoriasis. CF102, also known as Namodenoson, is being developed for the treatment of HCC and has orphan drug designation for the treatment of HCC in the United States and Europe. Namodenoson was granted Fast Track designation by the FDA as a second line treatment to improve survival for patients with advanced HCC who have previously received Nexavar (sorafenib). Namodenoson is also being developed for the treatment of NASH, following our study which revealed compelling pre-clinical data on Namodenoson in the treatment of NASH, a disease for which no FDA approved therapies currently exist. CF602 is our second generation allosteric drug candidate for the treatment of erectile dysfunction, which has shown efficacy in the treatment of erectile dysfunction in preclinical studies and we are investigating additional compounds, targeting A3AR, for the treatment of erectile dysfunction. Preclinical studies revealed that our drug candidates have potential to treat additional inflammatory diseases, such as Crohn’s disease, oncological diseases, viral diseases, such as the JC virus, and obesity.

We believe our pipeline of drug candidates represent a significant market opportunity. For instance, according to iHealthcareAnalyst, the world rheumatoid arthritis market size is predicted to generate revenues of $50.5 billion by 2025 and the psoriasis drug market is forecasted to be worth $11.3 billion by 2025. According to DelveInsight, the HCC drug market in the G8 countries (U.S., Germany, France, Italy, Spain, UK, Japan and China) is expected to reach $3.8 billion by 2027.

We have in-licensed an allosteric modulator of the A3AR, CF602 from Leiden University. In addition, we have out-licensed the following:

●	Piclidenoson for the treatment of (i) rheumatoid arthritis to Kwang Dong Pharmaceutical Co. Ltd., for South Korea, (ii) psoriasis and rheumatoid arthritis to Cipher Pharmaceuticals for Canada, (iii) rheumatoid arthritis and psoriasis to Gebro Holding for Spain, Switzerland and Austria, (iv) rheumatoid arthritis and psoriasis to CMS Medical, or CMS, for China (including Hong Kong, Macao and Taiwan), and (v) psoriasis to Kyongbo Pharm Co. Ltd. for South Korea; and

●	Namodenoson for the treatment of (i) liver cancer and NASH to Chong Kun Dang Pharmaceuticals for South Korea, and (ii) advanced liver cancer and NAFLD/NASH to CMS for China (including Hong Kong, Macao and Taiwan).

On September 10, 2019, we entered into a collaboration agreement with Univo Pharmaceuticals, or Univo, a medical cannabis company, to identify and co-develop specific formulations of cannabis components for the treatment of cancer, inflammatory, autoimmune, and metabolic diseases. Under the collaboration agreement, Univo will provide us with cannabis and cannabis components, as well as full access to its laboratories for both research and manufacturing. We agreed to pay Univo a total of $500,000 in two installments and issued to Univo 19,934,355 ordinary shares through a private placement, representing approximately 16.6% of Can-Fite’s ordinary shares outstanding after giving effect to the issuance. In addition, in connection therewith, we issued 996,690 ordinary shares to a consultant. The companies will initially share ownership of intellectual property developed in this collaboration. Revenues derived from the collaboration will generally be shared between us and Univo on the basis of each party’s contribution. Golan Bitton, Univo’s CEO was appointed to our board of directors in December 2019. On February 17, 2020, we entered into an amendment to the collaboration agreement pursuant to which the parties expanded the collaboration to allow the testing of minute cannabidiol (CBD) concentrations/dosages in combination with Namodenoson on liver cancer and additional oncological indications. As part of the expansion, we agreed to fund the research and development activities for the two new indications, to be jointly performed, for an amount of $200,000 per indication. On February 27, 2020, Golan Bitton resigned from our board of directors, effective immediately.

We are currently: (i) conducting a Phase III trial for Piclidenoson in the treatment of rheumatoid arthritis with an interim analysis expected to be released in the fourth quarter of 2020, (ii) conducting a Phase III trial for Piclidenoson in the treatment of psoriasis with an interim analysis expected to be released in the fourth quarter of 2020, (iii) preparing to commence a Phase III trial for Namodenoson in the treatment of liver cancer, (iv) determining next steps following positive top-line results in Phase II trial of Namodenoson in the treatment of NASH, (v) investigating Piclidenoson for the treatment of coronavirus which includes a planned Phase II clinical trial in the U.S., (vi) investigating additional compounds, targeting the A3 adenosine receptor, for the treatment of erectile dysfunction, and (vii) co-developing with Univo formulations of cannabis components for the treatment of diseases in which there is an overexpression of A3AR.

Corporate Information

Our legal name is Can-Fite Bio Pharma Ltd. and our commercial name is “Can-Fite.” We are a company limited by shares organized under the laws of the State of Israel in September 1994. Our principal executive offices are located at 10 Bareket Street, Kiryat Matalon, P.O. Box 7537, Petah-Tikva 4951778, Israel, and our telephone number at that address is +972 (3) 924-1114.

The Offering

The following summary contains basic information about our securities and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our ADSs, you should read the section of the accompanying prospectus entitled “Description of American Depositary Shares.”

Issuer	Can-Fite BioPharma Ltd.

Securities we are offering	117,073,200 ordinary shares represented by 3,902,440 ADSs.

Offering price	$2.05 per ADS.

Concurrent Private Placement

In a concurrent private placement, for every two ADSs purchased in this offering, each investor will receive an unregistered warrant to purchase one ADS (50% warrant coverage), or a total of warrants to purchase up to an aggregate of 58,536,600 ordinary shares represented by 1,951,220 ADSs. The warrants have an exercise price of $2.50 per ADS, are immediately exercisable from the date of issuance and will expire four and one half years from the date of issuance. The warrants, ADSs issuable upon the exercise of the warrants and the ordinary shares represented by such ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $7,050,000, after deducting placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for We currently intend to use the net proceeds from this offering to use the net proceeds for funding research and development and clinical trials, payment of a consulting fee, and for other working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Ordinary shares to be outstanding after this offering	411,254,463 ordinary shares.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 7 of the accompanying prospectus, for a discussion of certain factors you should consider before investing in our securities.

Listings	Our ADSs are listed on the NYSE American under the symbol “CANF.” Our ordinary shares currently trade on the TASE under the symbol “CFBI.”

Depositary	The Bank of New York Mellon.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 294,181,263 ordinary shares outstanding as of June 10, 2020, and excludes:

●	6,423,401 ordinary shares issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $0.42 per ordinary share (based on the exchange rate reported by the Bank of Israel on such date) equivalent to 214,113 ADSs at a weighted average exercise price of $12.47 per ADS;

●	131,455,306 ordinary shares represented by 4,381,844 ADSs issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $3.759 per ADS;

●	58,536,600 ordinary shares represented by 1,951,220 ADSs issuable upon exercise of unregistered warrants to be issued to the investors in a private placement concurrently with this offering, at an exercise price of $2.50 per ADS; and

●

8,780,490 ordinary shares represented by 292,683 ADSs issuable upon the exercise of warrants to purchase 292,683 ADSs, to be issued as compensation to the placement agent in connection with the offering, at an exercise price of $2.50 per ADS.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above and gives retroactive effect to the adjustment to the ratio of ADSs to ordinary shares from one ADS representing two ordinary shares to one ADS representing 30 ordinary shares effected on May 10, 2019.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment in our securities, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our securities, please review the additional risk factors disclosed below and the information under the heading “Risk Factors” in the accompanying prospectus. In addition, please read “About this Prospectus Supplement” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations results of operations, financial condition and prospects.

Risks Relating to the ADSs and this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering for funding research and development and clinical trials, payment of a consulting fee, and for other working capital and general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of 3,902,440 ADSs in this offering, based on an offering price of $2.05 per ADS, the as adjusted net tangible book value of our ADSs would have been approximately $13,669,000 or $1.00 per ADS, as of March 31, 2020 (an increase in net tangible book value of approximately $0.42 per ADS to our existing shareholders). If you purchase ADSs in this offering, you will suffer immediate and substantial dilution of approximately $1.05 per ADS, after deducting the placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-12 for a more detailed discussion of the dilution you will incur in connection with this offering.

A substantial number of ADSs may be sold in this offering, which could cause the price of our ADSs or ordinary shares to decline.

In this offering we will sell 117,073,200 ordinary shares represented by 3,902,440 ADSs which represent approximately 28.5% of our outstanding ordinary shares as of June 10, 2020 after giving effect to the sale of the ordinary shares represented by ADSs. In addition, for each two ADSs purchased in this offering, the investors will receive an unregistered warrant to purchase one ADS (a total of warrants to purchase an aggregate of 58,536,600 ordinary share represented by 1,951,220 ADSs). This sale and any future sales of a substantial number of ADSs or ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on the NYSE American or our ordinary shares on the TASE. We cannot predict the effect, if any, that market sales of those ADSs or ordinary shares or the availability of those ADSs or ordinary shares for sale will have on the market price of the ADSs or our ordinary shares.

Issuance of additional equity securities may adversely affect the market price of the ADSs or ordinary shares.

We are currently authorized to issue 1,000,000,000 ordinary shares. As of June 10, 2020, we had 294,181,263 ordinary shares issued and outstanding and we had no preferred shares outstanding. As of June 10, 2020, we also had warrants to purchase 131,455,306 ordinary shares and options to purchase 6,423,401 ordinary shares outstanding, of which options to purchase 1,483,714 ordinary shares are currently fully vested or vest within the next 60 days.

To the extent that ADSs or ordinary shares are issued or options and warrants are exercised, holders of the ADSs and our ordinary shares will experience dilution. In addition, in the event of any future issuances of equity securities or securities convertible into or exchangeable for ADSs or ordinary shares, holders of the ADSs or our ordinary shares may experience dilution. We also consider from time to time various strategic alternatives that could involve issuances of additional ADSs or ordinary shares, including but not limited to acquisitions and business combinations, but do not currently have any definitive plans to enter into any of these transactions.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ADSs or ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and for future stock repurchases and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ADSs or ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ADSs or ordinary shares and may lose the entire amount of your investment.

The market price of our ordinary shares and ADSs is subject to fluctuation, which could result in substantial losses by our investors.

The stock market in general and the market price of our ordinary shares on the TASE and our ADSs on the NYSE American is subject to fluctuation, and changes in our share price may be unrelated to our operating performance. The market price of our ordinary shares and ADSs are and will be subject to a number of factors, including:

●	announcements of technological innovations or new products by us or others;

●	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

●	expiration or terminations of licenses, research contracts or other collaboration agreements;

●	public concern as to the safety of drugs we, our licensees or others develop;

●	general market conditions;

●	the volatility of market prices for shares of biotechnology companies generally;

●	success of research and development projects;

●	departure of key personnel;

●	developments concerning intellectual property rights or regulatory approvals;

●	variations in our and our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if our ordinary shares or ADSs are covered by analysts;

●	changes in government regulations or patent decisions;

●	developments by our licensees; and

●	general market conditions and other factors, including factors unrelated to our operating performance, such as natural disasters and political and economic instability, including wars, terrorism, political unrest, results of certain elections and votes, emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency, including for example, the recent coronavirus outbreak), boycotts, adoption or expansion of government trade restrictions, and other business restrictions..

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our ordinary shares and the ADSs and result in substantial losses by our investors.

Additionally, market prices for securities of biotechnology and pharmaceutical companies historically have been very volatile. The market for these securities has from time to time experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation and we have been named in the past in a lawsuit requesting recognition as a class action, in which we ultimately prevailed. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in 2020 or in any subsequent year. If we are a PFIC, there may be negative tax consequences for U.S. taxpayers that are holders of our ordinary shares, ADSs and warrants.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Based on our analysis of our income, assets, and operations, we do not believe that we were a PFIC for 2019. Because the PFIC determination is highly fact intensive, there can be no assurance that we will not be a PFIC in 2020 or in any other taxable year. If we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. shareholder owns our ordinary shares, ADSs and warrants, then “excess distributions” to such U.S. shareholder, and any gain realized on the sale or other disposition of our ordinary shares, ADS and warrants, as applicable, will be subject to special rules. Under these rules: (i) the excess distribution or gain would be allocated ratably over the U.S. shareholder’s holding period for the ordinary shares (or ADSs or warrants) as the case may be); (ii) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. Certain of the adverse consequences of PFIC status can be mitigated if a U.S. shareholder makes an election to treat us as a “qualified electing fund,” or QEF, or makes a “mark-to-market” election. A QEF election is unavailable with respect to our warrants, and a mark-to-market election is unavailable with respect to our warrants. In addition, if the U.S. Internal Revenue Service, or IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. shareholder to make a timely QEF or mark-to-market election. U.S. shareholders who hold our ordinary shares, ADSs and warrants during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. shareholders who made a timely QEF or mark-to-market election (to the extent available). A U.S. shareholder can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. Upon request, we intend to annually furnish U.S. shareholders with information needed in order to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. shareholder) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries that we control is a PFIC.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $7,050,000, after deducting placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to use the net proceeds for funding research and development and clinical trials, payment of a consulting fee (constituting 5% of the gross proceeds of this offering), and for other working capital and general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and the investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of March 31, 2020;

●	on an adjusted basis, giving effect to the exercise of certain outstanding warrants in April and May 2020, resulting in net proceeds of approximately $1,550,000;

●	on a pro forma as adjusted basis, giving additional effect to completion of this offering based on an offering price of $2.05 per ADS, after deducting the placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of $7,050,000.

The as adjusted and pro forma as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

		As of March 31, 2020
	(Actual)	(As Adjusted)	(Pro Forma As Adjusted)
	(U.S.$ in thousands)
Long-term liabilities:	2,306	2,306	2,306

Shareholders’ equity:
Share capital	18,560	20,736	29,227
Share Premium	100,750	100,124	98,683
Accumulated other comprehensive loss	1,127	1,127	1,127
Accumulated deficit	(115,368)	(115,368)	(115,368)
Total shareholder’s equity	5,069	6,619	13,669

Total capitalization (long-term liabilities and equity)	7,375	8,925	15,975

The above table is based on 263,181,243 ordinary shares outstanding as of March 31, 2020 and excludes the following:

●	2,673,401 ordinary shares issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $0.87 per ordinary share (based on the exchange rate reported by the Bank of Israel on such date) equivalent to 83,113 ADSs at a weighted average exercise price of $26.1 per ADS;

●	162,455,340 ordinary shares represented by 5,415,178 ADSs issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $3.328 per ADS;

●	58,536,600 ordinary shares represented by 1,951,220 ADSs issuable upon exercise of unregistered warrants to be issued to the investors in a private placement concurrently with this offering, at an exercise price of $2.50 per ADS; and

●

8,780,490 ordinary shares represented by 292,683 ADSs issuable upon the exercise of warrants to be issued as compensation to the placement agent in connection with the offering, at an exercise price of $2.50 per ADS.

DILUTION

If you invest in our ADSs, your ownership interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding ordinary shares as represented by ADSs.

Our net tangible book value as of March 31, 2020, was approximately $5,069,000 million, or approximately $0.58 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ADSs outstanding as of March 31, 2020, and multiplying such amount by 30 (one ADS represents 30 ordinary shares). Pro forma net tangible book value at March 31, 2020 was $6,619,000 or $0.68 per ADS, after giving effect to the sale of 31,000,020 ordinary shares represented by 1,033,334 ADSs subsequent to March 31, 2020 as a result of the exercise of certain outstanding warrants.

After giving further effect to the sale of 3,902,440 ADSs in the aggregate amount of approximately $8.0 million at an offering price of $2.05 per ADS in this offering after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2020 would have been $13,669,000 or $1.00 per ADS. This represents an immediate increase in the net tangible book value of $0.42 per ADS to our existing shareholders and an immediate and substantial dilution in net tangible book value of $1.05 per ADS to the new investors. The following table illustrates this per share dilution:

Offering price per ADS		$2.05
Pro forma net tangible book value per ADS as of March 31, 2020	$0.58
Increase in net tangible book value per ADS from April and May 2020 warrant’s exercise	0.10
Increase in pro forma net tangible book value per ADS attributable to investors purchasing ADSs in this offering	$0.32
Pro forma as-adjusted net tangible book value per ADS as of March 31, 2020, after giving effect to this offering		$1.00

Dilution per ADS to the new investors in this offering		$1.05

The above table is based on 263,181,243 ordinary shares outstanding as of March 31, 2020 and excludes the following:

●	2,673,401 ordinary shares issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $0.87 per ordinary share (based on the exchange rate reported by the Bank of Israel on such date) equivalent to 83,113 ADSs at a weighted average exercise price of $26.1 per ADS;

●	162,455,340 ordinary shares represented by 5,415,178 ADSs issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $3.328 per ADS;

●	58,536,600 ordinary shares represented by 1,951,220 ADSs issuable upon exercise of unregistered warrants to be issued to the investors in a private placement concurrently with this offering, at an exercise price of $2.50 per ADS; and

●

8,780,490 ordinary shares represented by 292,683 ADSs issuable upon the exercise of warrants to be issued as compensation to the placement agent in connection with the offering, at an exercise price of $2.50 per ADS.

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of outstanding options to purchase our ordinary shares or outstanding warrants to purchase our ADSs or ordinary shares. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to the new investors.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of ADSs in this offering, we will issue and sell to the investors in this offering warrants to purchase up to an aggregate of 1,951,220 ADSs representing 58,536,600 ordinary shares at an initial exercise price equal to $2.50 per ADS.  The exercise price is subject to certain adjustments in the event of (1) payment of a share dividend or other distribution on any class of capital stock that is payable in ADSs or ordinary shares; (2) subdivisions of outstanding ADSs or ordinary shares into a larger number of shares; or (3) combinations of outstanding ADSs or ordinary share into a smaller number of shares.

Each warrant shall be exercisable on the issuance date and have a term of exercise equal to four and one-half years from the date of issuance. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, or the Beneficial Ownership Limitation, of the number of our ordinary shares outstanding immediately after giving effect to such exercise.  If at the time after the issue date of the warrants, a registration statement or current prospectus covering the resale of the ADSs or ordinary shares issuable upon exercise of the warrants is not available, the holder may exercise the warrants in whole or in part on a cashless basis.

If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another entity in which the Company is not the surviving entity; (2) we sell, lease, assign, convey or otherwise transfer all or substantially all of our assets; (3) any tender offer or exchange offer (whether completed by us or a third party) is completed pursuant to which holders of a majority of our outstanding ordinary shares (including any ordinary shares underlying the ADSs) tender or exchange their shares for securities, cash or other property; (4) we effect any reclassification of our ordinary shares or compulsory share exchange pursuant to which outstanding ordinary share is effectively converted or exchange for other securities, cash or property or (5) any transaction is consummated whereby any person or entity acquires more than 50% of the Company’s outstanding ordinary shares (including any ordinary shares underlying the ADSs), each, a Fundamental Transaction, then upon any subsequent exercise of a warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then underlying the ADSs issuable upon exercise of the warrant.

If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our ordinary shares, by way of return of capital or otherwise, then each holder of a warrant shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of ADSs or ordinary shares acquirable upon complete exercise of the warrant immediately prior to the record date for such distribution.

If at any time while the warrants are outstanding we grant, issue or sell any ordinary share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our ordinary shares, or the Purchase Rights, then each holder of a warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of ADSs or ordinary shares acquirable upon complete exercise of the warrant immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ordinary shares are to be determined for the grant, issue or sale of such Purchase Rights.

Additionally, we have agreed to issue to the placement agent, or its designees, warrants to purchase up to 292,683 ADSs.  The material terms of the placement agent warrants are substantially the same as those issuable to the investors, as described above, with the exception of the following terms:  (a) the Beneficial Ownership Limitation is 4.99%, (b) holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares or ADSs and (c) the placement agent warrants are not immediately transferrable.  See “Plan of Distribution”.

The warrants, the placement agent warrants and the ADSs and ordinary shares issuable upon exercise of the warrants and placement agent warrants will be issued and sold without registration under the Securities Act, or statesecurities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors and the placement agent, or its designees, may exercise the warrants and the placement agent warrants, respectively, and sell the underlying ADSs and ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those securities or pursuant to an applicable exemption from registration under the Securities Act.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated June 10, 2020, as amended, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our ADSs pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our ADSs in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We have entered into a Purchase Agreement directly with investors in connection with this offering, and we will only sell our securities offered hereby to investors who have entered into the Purchase Agreement.

We expect to deliver the ADSs being offered pursuant to this prospectus supplement and the accompanying prospectus on or about June 12, 2020, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.5% of the gross proceeds of this offering. We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense allowance of $50,000 and clearing fees of $12,900. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $207,000.

In addition, we agreed to issue unregistered warrants to the placement agent to purchase a number of ADSs equal to 7.5% of the aggregate number of ADSs sold to the investors in this offering, or 292,683 ADSs. The placement agent warrants will have an exercise price of $2.50 per ADS and will have a term of four and a half years from the date of issuance. The placement agent warrants will have substantially the same terms as the warrants being sold to the investors in the simultaneous private placement transaction, with the exception of the following terms: (a) Beneficial Ownership Limitation is 4.99%, (b) holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares or ADSs and (c) the placement agent warrants are not immediately transferrable.  Pursuant to FINRA Rule 5110(g), the placement agent warrants and any ADSs issued upon exercise of the placement agent warrants (including the ordinary shares underlying such ADSs) shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1.0% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

The following table sets forth the per ADS and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ADSs pursuant to this prospectus supplement and the accompanying prospectus:

	Per ADS	Total
Offering price	$2.05	$8,000,002
Placement agent’s fees	$0.15375	$600,000
Proceeds, before expenses, to us	$1.89625	$7,400,002

After deducting those fees and expenses due to the placement agent and our other estimated offering expenses, we expect the net proceeds from this offering to be approximately $7,050,000.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to compensation, with respect to any public or private offering or other financing or capital-raising transaction of any kind, a Tail Financing, to the extent that such financing or capital is provided to the Company by investors whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of the placement agent’s engagement by the Company if such Tail Financing is consummated at any time within the twelve-month period following the expiration or termination of the placement agent’s engagement by the Company.

Lock-up Restrictions

Pursuant to the Purchase Agreement, we have agreed that, for a period of 30 days following the closing of this offering, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our ADSs, ordinary shares or ordinary shares equivalents.

We have also agreed that, for a period of thirteen months following the closing date of this offering, we will not (i) issue or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ADSs or ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ADSs or ordinary shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ADSs or ordinary shares or (ii) enter into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, “at-the-market” offering or similar transactions whereby we may issue securities at a future determined price, such transactions in (i) and (ii) above being “Variable Rate Transactions”. However, the prohibition of Variable Rate Transactions as described above shall not restrict us from issuing ADSs and/or ordinary shares under an at the market offering program with the placement agent as the sales agent following the date that is 30 days after the closing date of this offering.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs, ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.  The placement agent acted as our placement agent in each of our February 2020, January 2020, May 2019, April 2019, January 2019, March 2018 and January 2017 financings, for which it received compensation.

The foregoing description of the engagement agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to such, a copy of which is attached as an exhibit to our Report on Form 6-K being filed with the SEC in connection with this offering and is incorporated herein by reference.

The depositary for the ADSs to be issued in this offering is The Bank of New York Mellon.

EXPERTS

The consolidated financial statements of Can-Fite BioPharma Ltd. and its subsidiaries as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 incorporated by reference in this prospectus supplement and accompanying prospectus have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

McDermott Will & Emery LLP has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Doron Tikotzky Kantor Gutman & Amit Gross, Bnei Brak, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act covering the ordinary shares represented by ADSs to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

In addition, since our ordinary shares are traded on the TASE, in the past we filed Hebrew language periodic and immediate reports with, and furnished information to, the TASE and the Israel Securities Authority, or the ISA, as required under Chapter Six of the Israel Securities Law, 1968.  On March 31, 2014, we transitioned solely to U.S. reporting standards in accordance with an applicable exemption under the Israel Securities Law.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference are:

(1)	our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 27, 2020; and

(2)	our Form 6-Ks furnished with the SEC on March 30, 2020, April 1, 2020 (as amended by Form 6-K/A furnished with the SEC on April 2, 2020), April 7, 2020, April 13, 2020, April 21, 2020, April 27, 2020, April 28, 2020, May 15, 2020, May 18, 2020, May 21, 2020, June 1, 2020, June 4, 2020, June 9, 2020 and June 10, 2020, (in each case, to the extent expressly incorporated by reference into our effective registration statements on Form F-3).

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Can-Fite BioPharma Ltd.

10 Bareket Street, Kiryat Matalon

PO Box 7537

Petach Tikva, Israel

Tel: + 972 3 924-1114

Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$125,000	*
Depositary fees	$50,000	*
Accounting fees and expenses	$20,000	*
Printing expenses	$2,000	*
Miscellaneous	$10,000	*

Total	$207,000	*

*	denotes estimate

$50,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time up to US$50,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, including in the form of American Depositary Shares, or ADSs, warrants to purchase ordinary shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents 2 ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, ADSs, warrants, subscription rights, and units, collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can More Find Information About Us,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the NYSE American or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are listed on the NYSE American under the symbol “CANF”. On September 25, 2017, the closing price of our ADSs on the NYSE American was US$1.73 per ADS. Our ordinary shares also trade on the Tel Aviv Stock Exchange, or TASE, under the symbol “CFBI”. On September 25, 2017, the last reported sale price of our ordinary shares on the TASE was NIS 2.98 or $0.85 per share (based on the exchange rate reported by the Bank of Israel on the same day).

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on September 25, 2017, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $29.4 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus, we have offered securities with an aggregate market value of approximately $5.0 million pursuant to General Instruction I.B.5 of Form F-3.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 7 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation By Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our financial statements are prepared and presented in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

In this prospectus, unless the context otherwise requires:

●	references to “ADSs” refer to the Registrant’s American Depositary Shares;

●	references to “A3AR” refer to the A3 adenosine receptor;

●	references to the “Company,” “we,” “our” and “Can-fite” refer to Can-fite BioPharma Ltd. (the “Registrant”) and its consolidated subsidiaries;

●	references to the “Companies Law” or “Israeli Companies Law” are to Israel’s Companies Law, 5759-1999, as amended;

●	references to “dollars,” “U.S. dollars” and “$” are to United States Dollars;

●	references to “HCC” refer to hepatocellular carcinoma, also known as primary liver cancer;

●	references to “NASH” refer to non-alcoholic steatohepatitis;

●	references to “ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, NIS 0.25 nominal (par) value per share;

●	references to “PBMC” refer to peripheral blood mononuclear cells;

●	references to “RA” refer to rheumatoid arthritis;

●	references to “shekels” and “NIS” are to New Israeli Shekels, the Israeli currency; and

●	references to the “SEC” are to the United States Securities and Exchange Commission.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

Overview

We are a clinical-stage biopharmaceutical company focused on developing orally bioavailable small molecule therapeutic products for the treatment of autoimmune inflammatory indications, oncology and liver diseases as well as sexual dysfunction. Our platform technology utilizes the Gi protein associated A3AR as a therapeutic target. A3AR is highly expressed in inflammatory and cancer cells, and not significantly expressed in normal cells, suggesting that the receptor could be a unique target for pharmacological intervention. Our pipeline of drug candidates are synthetic, highly specific agonists and allosteric modulators, or ligands or molecules that initiate molecular events when binding with target proteins, targeting the A3AR.

Our product pipeline is based on the research of Dr. Pnina Fishman, who investigated a clinical observation that tumor metastasis can be found in most body tissues, but are rarely found in muscle tissue, which constitutes approximately 60% of human body weight. Dr. Fishman’s research revealed that one reason that striated muscle tissue is resistant to tumor metastasis is that muscle cells release small molecules which bind with high selectivity to the A3AR. As part of her research, Dr. Fishman also discovered that A3ARs have significant expression in tumor and inflammatory cells, whereas normal cells have low or no expression of this receptor. The A3AR agonists and allosteric modulators, currently our pipeline of drug candidates, bind with high selectivity and affinity to the A3ARs and upon binding to the receptor initiate down-stream signal transduction pathways resulting in apoptosis, or programmed cell death, of tumors and inflammatory cells and to the inhibition of inflammatory cytokines. Cytokines are proteins produced by cells that interact with cells of the immune system in order to regulate the body’s response to disease and infection. Overproduction or inappropriate production of certain cytokines by the body can result in disease.

Our product candidates, CF101, CF102 and CF602 are being developed to treat autoimmune inflammatory indications, oncology and liver diseases as well as sexual dysfunction. CF101, also known as Piclidenoson, is in an advanced stage of clinical development for the treatment of autoimmune-inflammatory diseases, including RA and psoriasis. CF102, also known as Namodenoson, is being developed for the treatment of HCC and has orphan drug designation for the treatment of HCC in the U.S. and Europe. Namodenoson was granted Fast Track designation by the FDA as a second line treatment to improve survival for patients with advanced hepatocellular carcinoma who have previously received Nexavar (sorafenib). Namodenoson is also being developed for the treatment of NASH following our study which revealed compelling pre-clinical data on Namodenoson in the treatment of NASH, a disease for which no FDA approved therapies currently exist. CF602 is our second generation allosteric drug candidate for the treatment of sexual dysfunction, which has shown efficacy in the treatment of erectile dysfunction in preclinical studies and we are investigating additional compounds, targeting A3AR, for the treatment of sexual dysfunction. Preclinical studies revealed that our drug candidates have potential to treat additional inflammatory diseases, such as Crohn’s disease, oncological diseases and viral diseases, such as the JC virus.

We believe our pipeline of drug candidates represent a significant market opportunity. For instance, according to Visiongain, the world RA market size is predicted to generate revenues of $34.6 billion in 2020 and the psoriasis drug market is forecasted to be worth $8.9 billion by 2018. According to Datamonitor, the HCC drug market is expected to reach $1.4 billion by 2019.

We have in-licensed an allosteric modulator of the A3AR, CF602 from Leiden University. In addition, we have out-licensed Piclidenoson (i) for the treatment of RA to Kwang Dong Pharmaceutical Co. Ltd., a South Korean limited company, or KD for the Korean market, and (ii) for the treatment of psoriasis and RA to Cipher Pharmaceuticals for the Canadian market.

With respect to Namodenoson, in October 2016, we entered into an exclusive distribution agreement with Chong Kun Dang Pharmaceuticals, or CKD for the exclusive right to distribute Namodenoson for the treatment of liver cancer in South Korea, upon receipt of regulatory approvals. The distribution agreement provides for up to $3,000,000 in upfront and milestone payments, plus royalties on net sales of 23%. The distribution agreement further provides that we will deliver finished product to CKD and grant CKD a right of first refusal to distribute Namodenoson for other indications for which we develop Namodenoson.

In July 2016, OphthaliX, Inc., or OphthaliX, our subsidiary, released top-line results from its Phase II clinical trial of Piclidenoson for the treatment of glaucoma. In this trial, no statistically significant differences were found between the Piclidenoson treated group and the placebo group in the primary endpoint of lowering intra ocular pressure, or IOP. High IOP is a characteristic of glaucoma. Piclidenoson was found to have a favorable safety profile and was well tolerated. Based on these overall results, OphthaliX sees no immediate path forward in glaucoma. As of the date hereof, OphthaliX has no active business operations. Subsequently, on May 21, 2017, OphthaliX and a wholly-owned private Israeli subsidiary of OphthaliX, Bufiduck Ltd, or the Merger Sub, and Wize Pharma Ltd., or Wize, an Israeli company listed on the Tel Aviv Stock Exchange currently focused on the treatment of ophthalmic disorders, including dry eye syndrome, entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Wize, with Wize becoming a wholly-owned subsidiary of OphthaliX and the surviving corporation of the merger. The merger is subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and certain closing conditions.

In June 2015, we received a lawsuit, filed with the District Court of Tel-Aviv, requesting recognition of this lawsuit as a class action. The lawsuit named us, our Chief Executive Officer and directors as defendants. The lawsuit alleged, among other things, that we misled the public with regard to disclosures concerning the efficacy of our drug candidate, Piclidenoson in relation to the psoriasis studies. The claimant alleged that he suffered personal damages of over NIS 73,000, while also claiming that our shareholders suffered aggregate damages of approximately NIS 125 million. On March 31, 2016, we filed a response to the lawsuit. On March 1, 2017, a hearing was held in the District Court on whether to certify the lawsuit as a class action. A final hearing on the certification was held on May 17, 2017. On July 18, 2017, the District Court of Tel-Aviv issued a ruling in which it denied the request to recognize the lawsuit as a class action and awarded us an amount of NIS 50,000 to pay our expenses in relation to such law suit. The time for filing an appeal has not expired.

We believe that our drug candidates have certain unique characteristics and advantages over drugs currently available on the market and under development to treat these indications. To date, we have generated our pipeline by in-licensing, researching and developing two synthetic A3AR agonists, Piclidenoson and Namodenoson, and an allosteric modulator, CF602. For example, our technology platform is based on the finding that the A3AR is highly expressed in pathological cells, such as various tumor cell types and inflammatory cells. High A3AR expression levels are also found in peripheral blood mononuclear cells, or PBMCs, of patients with cancer, inflammatory and viral diseases. PBMCs are a critical part of the immune system required to fight infection. We believe that targeting the A3AR with synthetic and highly selective A3AR agonists, such as Piclidenoson and Namodenoson, and allosteric modulators, such as CF602, induces anti-cancer and anti-inflammatory effects. In addition, our human clinical data suggests that the A3AR is a biological marker and that high A3AR expression prior to treatment may be predictive of good patient response to our drug treatment. In fact, as a result of our research we have developed a simple blood assay to test for A3AR expression as a predictive biological marker. We have been granted a U.S. patent with respect to the intellectual property related to such assay and utilized this assay in our Phase IIb study of Piclidenoson tor the treatment of RA.

Moreover, we believe characteristics of Piclidenoson, as exhibited in our clinical studies to date, including its good safety profile, clinical activity, simple and less frequent delivery through oral administration and its low cost of production, position it well against the competition in the autoimmune-inflammatory markets, including the RA and psoriasis markets, where treatments, when available, often include injectable drugs, many of which can be highly toxic, expensive and not always effective. Furthermore, pre-clinical pharmacology studies in different experimental animal models of arthritis revealed that Piclidenoson acts as a disease modifying anti-rheumatic drug, or a DMARD, which, when coupled with its good safety profile, make it competitive in the psoriasis and RA markets. Our recent findings also demonstrate that a biological predictive marker can be utilized prior to treatment with Piclidenoson, which may allow it to be used as a personalized medicine therapeutic approach for the treatment of RA. Like Piclidenoson, Namodenoson has a good safety profile, is orally administered and has a low cost of production, which we believe positions it well in the HCC market, where only one drug, Nexavar, has been approved by the FDA.

Nevertheless, other drugs on the market, new drugs under development (including drugs that are in more advanced stages of development in comparison to our drug candidates) and additional drugs that were originally intended for other purposes, but were found effective for purposes targeted by us, may all be competitive to the current drugs in our pipeline. In fact, some of these drugs are well established and accepted among patients and physicians in their respective markets, are orally bioavailable, can be efficiently produced and marketed, and are relatively safe. None of our product candidates have been approved for sale or marketing and, to date, there have been no commercial sales of any of our product candidates.

Our research further suggests that A3AR affects pathological and normal cells differently. While specific A3AR agonists, such as Piclidenoson and Namodenoson, and allosteric modulators, such as CF602, appear to inhibit growth and induce apoptosis of cancer and inflammatory cells, normal cells are refractory, or unresponsive to the effects of these drugs. To date, the A3AR agonists have had a positive safety profile as a result of this differential effect.

We are currently: (i) preparing to commence a Phase III trial for Piclidenoson in the treatment of RA, following agreement with the EMA on our protocol design and expect to commence enrollment in the third quarter of 2017, (ii) conducting preparatory work for a Phase III trial for Piclidenoson in the treatment of psoriasis following agreement with the EMA on our protocol design and expect to commence Institutional Review Board, or IRB, submissions in the fourth quarter of 2017, (iii) conducting a Phase II study with respect to the development of Namodenoson for the treatment of HCC and completed enrollment of 78 patients in the third quarter of 2017 with results expected in the second half of 2018, (iv) preparing to commence a Phase II trial of Namodenoson in the treatment of NASH, a new indication identified by us for our liver cancer drug, following approval of the study protocol by IRBs and anticipate commencing enrollment in the third quarter of 2017, and (v) investigating additional compounds, targeting the A3 adenosine receptor, for the treatment of sexual dysfunction and have therefore postponed a planned Investigational New Drug (IND) submission for this indication.

Our Strategy

Our strategy is to build a fully integrated biotechnology company that discovers, in-licenses and develops an innovative and effective small molecule drug portfolio of ligands that bind to a specific therapeutic target for the treatment of autoimmune-inflammatory indications, oncology and liver diseases as well as sexual dysfunction. We continue to develop and test our existing pipeline, while also testing other indications for our existing drugs and examining, from time to time, the potential of other small molecules that may fit our platform technology of utilizing small molecules to target the A3AR. We generally focus on drugs with global market potential and we seek to create global partnerships to effectively assist us in developing our portfolio and to market our products. Our approach allows us to:

●	continue to advance our clinical and preclinical pipeline;

●	test our products for additional indications which fit our molecules’ mechanism of action;

●	identify other small molecule drugs or ligands;

●	focus on our product candidates closest to realizing their potential; and

●	avoid dependency on a small number of small molecules and indications.

Using this approach, we have successfully advanced our product candidates for a number of indications into various stages of clinical development. Specific elements of our current strategy include the following:

Successful development of our existing portfolio of small molecule orally bioavailable drugs for the treatment of various diseases. We intend to continue to develop our existing portfolio of small molecule orally bioavailable drugs, both for existing targeted diseases, as well as other potential indications. Our drug development will continue to focus on autoimmune-inflammatory, oncology and liver diseases as well as sexual dysfunction. We will focus most prominently on advancing our product candidates that are in the most advanced stages, i.e., plaque psoriasis and RA with respect to Piclidenoson, and HCC and NASH with respect to Namodenoson.

Use our expertise with our platform technology to evaluate in-licensing opportunities. We continuously seek attractive product candidates and innovative technologies to in-license or acquire. We intend to focus on product candidates that would be synergistic with our A3AR expertise. We believe that by pursuing selective acquisitions of technologies in businesses that complement our own, we will be able to enhance our competitiveness and strengthen our market position. We intend to utilize our expertise in A3AR and our pharmacological expertise to validate new classes of small molecule orally bioavailable drugs. We will then seek to grow our product candidate portfolio by attempting to in-license those various candidates and to develop them for a variety of indications.

Primarily develop products that target major global markets. Our existing product candidates are almost all directed at diseases that have major global markets. Our intent is to continue to develop products that target diseases that affect significant populations using our platform technology. We believe these arrangements will allow us to share the high development cost, minimize the risk of failure and enjoy our partners’ marketing capabilities, while also enabling us to treat a more significant number of persons. We believe further that this strategy will increase the likelihood of advancing clinical development and potential commercialization of our product candidates.

Commercialize our product candidates through out-licensing arrangements. We have previously entered into three out-licensing arrangements with major pharmaceutical companies in the Far East and one distribution agreement with a growing pharmaceutical company in Canada. We intend to continue to commercialize our product candidates through licensing arrangements with third parties who may perform any or all of the following tasks: completing development, securing regulatory approvals, manufacturing, marketing and sales. We do not intend to develop our own manufacturing facilities or sales forces. If appropriate, we may enter into co-development and similar arrangements with respect to any product candidate with third parties or commercialize a product candidate ourselves. We believe these arrangements will allow us to share the high development cost, minimize the risk of failure and enjoy our partners’ marketing capabilities. We believe further that this strategy will increase the likelihood of advancing clinical development and potential commercialization of our product candidates.

Our Product Pipeline

The table below sets forth our current pipeline of product candidates, including the target indication and status of each.

Clinical Application/Drug	Pre-Clinical	Phase I	Phase II	Phase III
Autoimmune-Inflammatory
Rheumatoid Arthritis - Piclidenoson (1)

Psoriasis - Piclidenoson (2)

Oncology/Liver diseases
HCC - Namodenoson (3)

NASH – Namodenoson (4)

Sexual Dysfunction - CF602 (5)

Completed

On-going

Preparatory work

(1)	We are commencing a Phase III trial for Piclidenoson in the treatment of RA, following agreement with the EMA on our protocol design.

(2)	We are conducting preparatory work for a Phase III trial for Piclidenoson in the treatment of psoriasis following agreement with the EMA on our protocol design.

(3)	We are conducting a Phase II study with respect to the development of Namodenoson for the treatment of HCC and completed enrollment of 78 patients in the third quarter of 2017.

(4)	We are preparing to commence a Phase II trial of Namodenoson in the treatment of NASH.

(5)	We are investigating additional compounds, targeting the A3 adenosine receptor, for the treatment of sexual dysfunction and have therefore postponed a planned IND submission for this indication.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.” The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our preclinical studies, clinical trials and other product candidate development efforts;

●	our ability to advance our product candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory approvals for our product candidates, and the timing of other regulatory filings and approvals;

●	the clinical development, commercialization and market acceptance of our product candidates;

●	our ability to establish and maintain corporate collaborations;

●	the implementation of our business model and strategic plans for our business and product candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	competitive companies, technologies and our industry; and

●	statements as to the impact of the political and security situation in Israel on our business.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the Tel Aviv Stock Exchange, or TASE, under the symbol “CFBI” since October 2005.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the TASE in NIS and U.S. dollars. U.S. dollar per ordinary share amounts were calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. As of September 25, 2017, we had 32,709,901 ordinary shares outstanding (which excludes 446,827 ordinary shares held in treasury).

	NIS		U.S.$
	Price Per Ordinary Share (1)		Price Per Ordinary Share (1)
	High	Low	High	Low
Annual:
2016	6.296	3.832	1.665	0.962
2015	10.990	2.947	2.735	0.760
2014	11.140	4.495	3.198	1.175
2013	15.600	6.217	4.453	1.725
2012	12.400	7.325	3.225	1.800

Quarterly:
Third Quarter 2017 (through September 25, 2017)	3.275	2.696	0.923	0.749
Second Quarter 2017	3.582	3.072	0.986	0.880
First Quarter 2017	4.688	3.448	1.230	0.946
Fourth Quarter 2016	4.949	3.959	1.310	1.041
Third Quarter 2016	5.132	4.052	1.335	1.059
Second Quarter 2016	6.296	4.928	1.665	1.291
First Quarter 2016	5.841	3.832	1.497	0.962
Fourth Quarter 2015	9.519	5.243	2.482	1.346
Third Quarter 2015	10.020	2.947	2.543	0.760
Second Quarter 2015	5.800	4.145	1.498	1.055
First Quarter 2015	10.990	4.554	2.735	1.144

Most Recent Six Months:
September 2017 (through September 25, 2017)	3.180	2.980	0.891	0.788
August 2017	3.050	2.696	0.881	0.749
July 2017	3.275	3.026	0.923	0.866
June 2017	3.287	3.072	0.926	0.880
May 2017	3.406	3.295	0.943	0.914
April 2017	3.582	3.317	0.986	0.901
March 2017	3.900	3.448	1.057	0.946

(1)	We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Reported prices in the table below have been adjusted to give retroactive effect to the share split.

On September 25, 2017, the last reported sale price of our ordinary shares on the TASE was NIS 2.98 or $0.85 per share (based on the exchange rate reported by the Bank of Israel on the same day).

PRICE RANGE OF OUR ADSs

On October 2, 2012, our ADSs began trading over the counter, or OTC, in the United States under the symbol “CANFY” and on November 19, 2013, our ADSs began trading on the NYSE American under the symbol “CANF.” One ADS represents two ordinary shares.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on the OTC and NYSE American in U.S. dollars.

	U.S.$
	Price Per ADS (1)
	High	Low
Annual:
2016	3.35	1.95
2015	5.54	1.61
2014	6.50	2.41
2013	8.60	3.30
2012 (from October 2, 2012)	5.50	4.74

Quarterly:
Third Quarter 2017 (through September 25, 2017)	1.85	1.53
Second Quarter 2017	1.92	1.75
First Quarter 2017	2.45	1.79
Fourth Quarter 2016	2.68	2.00
Third Quarter 2016	2.72	2.07
Second Quarter 2016	3.35	2.51
First Quarter 2016	2.93	1.95
Fourth Quarter 2015	4.66	2.64
Third Quarter 2015	5.24	1.61
Second Quarter 2015	3.29	1.95
First Quarter 2015	5.54	2.20

Most Recent Six Months:
September 2017 (through September 25, 2017)	1.79	1.72
August 2017	1.78	1.53
July 2017	1.85	1.77
June 2017	1.87	1.78
May 2017	1.87	1.75
April 2017	1.92	1.81
March 2017	2.06	1.87

(1)	We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Reported prices in the table below have been adjusted to give retroactive effect to the share split.

On September 25, 2017, the last reported sales price of our ADSs on the NYSE American was $1.73 per share.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

CAPITALIZATION

The following table presents our total capitalization as at June 30, 2017:

The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

June 30, 2017
(Unaudited)
(U.S.$
in thousands)
Long-term liabilities:	4,626

Shareholders’ equity:
Share capital	2,371
Share Premium	97,701
Capital reserve	6,145
Warrants	2,570
Treasury shares at cost	(1,038)
Accumulated other comprehensive loss	(256)
Accumulated deficit	(103,486)
Non-controlling interests	41
Total shareholder’s equity	4,048

Total capitalization (long-term liabilities and equity)	8,674

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital summarizes certain provisions of our Articles of Association. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles of Association, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Ordinary Shares

At September 25, 2017, our authorized share capital consists of 80,000,000 ordinary shares, par value NIS 0.25 per share, of which 33,156,728 are issued and outstanding (including 446,827 ordinary shares that are held in treasury).

All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable.  Our ordinary shares are not redeemable and do not have any preemptive rights.  Pursuant to Israeli securities laws, a company whose shares are traded on the TASE may not have more than one class of shares (subject to an exception which is not applicable to us), and all outstanding shares must be validly issued and fully paid.  Shares and convertible securities may not be issued without the consent of the Israeli Securities Authority and all outstanding shares must be registered for trading on the TASE.

We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Unless indicated otherwise by the context, all ordinary share, option, warrant and per share amounts as well as stock prices appearing in this prospectus have been adjusted to give retroactive effect to the share split for all periods presented.

Registration Number and Purposes of the Company

Our number with the Israeli Registrar of Companies is 512022153. Our purpose is set forth in Section 3 of our Articles of Association and includes every lawful purpose.

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Pursuant to the Israeli Companies Law and our Articles of Association, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles of Association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Our Articles of Association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits and an issuance of shares for less than their nominal value, require a resolution of our board of directors and court approval.

Dividends

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless such company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, we may only distribute dividends from our profits accrued over the previous two years, as defined in the Israeli Companies Law, according to our then last reviewed or audited financial reports, or we may distribute dividends with court approval. In each case, we are only permitted to pay a dividend if there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Election of Directors

Our ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors described under “Item 6. Directors, Senior Management and Employees — Board Practices — External Directors.” of our Form 20-F for the year ended December 31, 2016.

Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, our directors are elected at a general or special meeting of our shareholders and serve on the board of directors until the end of the next general meeting or they are removed by the majority of our shareholders at a general or special meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law and our Articles of Association. In addition, our Articles of Association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve until the next general meeting or special meeting, or earlier if required by our Articles of Association or applicable law. We have held elections for each of our non-external directors at each annual meeting of our shareholders since our initial public offering in Israel. External directors are elected for an initial term of three years and may be removed from office pursuant to the terms of the Israeli Companies Law.

Shareholder Meetings

Under Israeli Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law and our Articles of Association provide that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one quarter of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (1) 5% of our outstanding shares and 1% of our outstanding voting power or (2) 5% of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Furthermore, the Israeli Companies Law and our Articles of Association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles of Association;

●	appointment or termination of our auditors;

●	appointment of directors and appointment and dismissal of external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the Israeli Companies Law;

●	director compensation, indemnification and change of the principal executive officer;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our Board of Director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

The Israeli Companies Law does not allow shareholders of publicly traded companies to approve corporate matters by written consent. Consequently, our Articles of Association does not allow shareholders to approve corporate matters by written consent.

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights.

A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or on a later date if so specified in the summons or notice of the meeting. At the reconvened meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Resolutions

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by applicable law.

Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a written ballot in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

●	an appointment or removal of directors;

●	an approval of transactions with office holders or interested or related parties;

●	an approval of a merger or any other matter in respect of which there is a provision in the articles of association providing that decisions of the general meeting may also be passed by written ballot;

●	authorizing the chairman of the board of directors or his relative to act as our chief executive officer or act with such authority; or authorize our chief executive officer or his relative to act as the chairman of the board of directors or act with such authority; and

●	other matters which may be prescribed by Israel’s Minister of Justice.

The provision allowing the vote by written ballot does not apply where the voting power of the controlling shareholder is sufficient to determine the vote. Our Articles of Association provide that our board of directors may prevent voting by means of a written ballot and this determination is required to be stated in the notice convening the general meeting.

The Israeli Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing our registered capital, mergers and approval of related party transactions. A shareholder also has a general duty to refrain from depriving any other shareholder of its rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that its vote can determine the outcome of a shareholder vote and any shareholder who, under such company’s articles of association, can appoint or prevent the appointment of an office holder, is required to act with fairness towards the company. The Israeli Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply to a breach of the duty to act with fairness, and, to the best of our knowledge, there is no binding case law that addresses this subject directly.

Under the Israeli Companies Law, unless provided otherwise in a company’s articles of association, a resolution at a shareholders meeting requires approval by a simple majority of the voting rights represented at the meeting, in person, by proxy or written ballot, and voting on the resolution. A resolution for the voluntary winding up of the company requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Access to Corporate Records

Under the Israeli Companies Law, all shareholders of a company generally have the right to review minutes of our general meetings, its shareholders register and principal shareholders register, articles of association, financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar and the Israel Securities Authority. Any of our shareholders may request access to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Israeli Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise prejudice our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of our shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer). However, a shareholder that had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, whether or not such shareholder agreed to the tender or not, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who did not accept the tender offer hold 5% or more of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of our issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting rights in the company, if there is no other shareholder of the company who holds 45% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to our outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to our outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, a majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date of this annual report, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our Articles of Association which requires the prior approval of the holders of a majority of our shares at a general meeting. In addition, the rules and regulations of the TASE also limit the terms permitted with respect to a new class of shares and prohibit any such new class of shares from having voting rights. Shareholders voting in such meeting will be subject to the restrictions provided in the Israeli Companies Law as described above.

Borrowing Powers

Under the Israeli Companies Law and our Articles of Association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders or other corporate bodies, including the power to borrow money for company purposes.

Changes in Capital

Our Articles of Association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits and, in certain circumstances, an issuance of shares for less than their nominal value, require the approval of both our board of directors and an Israeli court.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as Depositary, will register and deliver American Depositary Shares, or ADSs. Each ADS will represent two (2) ordinary shares (or a right to receive two (2) ordinary shares) deposited with the principal Tel Aviv office of Bank Hapoalim, as custodian for the Depositary. Each ADS will also represent any other securities, cash or other property which may be held by the Depositary. The Depositary’s corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having ADSs registered in your name in the Direct Registration System, or DRS, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, or an ADS holder. The description in this section assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company, or DTC, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the Depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The Depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. The Deposit Agreement among us, the Depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the Depositary. New York law governs the Deposit Agreement and the ADSs.

The following is a summary of the material provisions of the Deposit Agreement. For more complete information, you should read the entire Deposit Agreement and the form of ADS. Directions on how to obtain copies of those documents are provided under “Where You Can Find More Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The Depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

●	Cash. The Depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the Deposit Agreement allows the Depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

●	Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the Depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. The Depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The Depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the Depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The Depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the Depositary may make these rights available to ADS holders. If the Depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the Depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The Depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

●	If the Depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The Depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the Depositary may deliver restricted Depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

●	Other Distributions. The Depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practicable. If it cannot make the distribution in that way, the Depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The Depositary is not responsible if it decides that it is unlawful or impracticable to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act other than in accordance with a registration rights agreement entered into in connection with our March 2014 private placement. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impracticable for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The Depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the Depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the Depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the Depositary for the purpose of exchanging your ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the Depositary to vote the number of deposited shares their ADSs represent. The Depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the Depositary how to vote. For instructions to be valid, they must reach the Depositary by a date set by the Depositary. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares. To do so, however, you would need to know about the meeting sufficiently in advance to withdraw the shares.

The Depositary will try, as far as practical, subject to the laws of Israel and of our Articles of Association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The Depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote your shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agreed under the Deposit Agreement to give the Depositary notice of any such meeting and details concerning the matters to be voted upon not less than 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay :	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	●	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	●	Cancellation of ADSs for the purpose of withdrawal, including if the Deposit Agreement terminates

$.05 (or less) per ADS	●	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	●	Distribution of securities distributed to holders of deposited securities which are distributed by the Depositary to ADS holders

$.05 (or less) per ADSs per calendar year	●	Depositary services

Registration or transfer fees	●	Transfer and registration of shares on our share register to or from the name of the Depositary or its agent when you deposit or withdraw shares

Expenses of the Depositary	●	Cable, telex and facsimile transmissions (when expressly provided in the Deposit Agreement)

	●	Converting foreign currency to U.S. dollars

Taxes and other governmental charges the Depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	●	As necessary

Any charges incurred by the Depositary or its agents for servicing the deposited securities	●	As necessary

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions, by directly billing investors or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the Depositary may make payments to us to reimburse us for expenses and/or share revenue with us from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of the establishment and maintenance of the ADS program. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The Depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

● Change the nominal or par value of our shares

● Reclassify, split up or consolidate any of the deposited securities

● Distribute securities on the shares that are not distributed to you

● Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the Depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The Depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the Deposit Agreement be amended?

We may agree with the Depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the Depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement, as amended.

How may the Deposit Agreement be terminated?

The Depositary will terminate the Deposit Agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may also terminate the Deposit Agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the Depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the Depositary and its agents will do the following under the Deposit Agreement, but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the Depositary may sell any remaining deposited securities by public or private sale. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the Depositary and to pay fees and expenses of the Depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to ADS Holders

The Deposit Agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

●	are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the Deposit Agreement;

●	are not liable if we or it exercises discretion permitted under the Deposit Agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the Deposit Agreement on your behalf or on behalf of any other person; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the Deposit Agreement, we and the Depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the Depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the Depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

The Depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the Depositary or our transfer books are closed or at any time if the Depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Pre-release of ADSs

Subject to the provisions of the Deposit Agreement, the Depositary may issue ADSs before deposit of the underlying shares. This is called a pre-release of ADSs. The Depositary may also deliver shares prior to the receipt and cancellation of pre-released ADSs even if the ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying shares are delivered to the Depositary. The Depositary may receive ADSs instead of shares to close out a pre-release. The Depositary may pre-release ADSs only under the following conditions:

●	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the Depositary in writing that it or its customer, as the case may be, (i) owns the shares or ADSs to be remitted, (ii) will assign all beneficial rights, title and interest in the ADSs or shares to the Depositary and for the benefit of the ADS holders, and (iii) will not take any action with respect to the ADSs or shares that is inconsistent with the assignment of beneficial ownership (including, without the consent of the Depositary, disposing of the ADSs or shares) other than in satisfaction of the pre-release;

●	the pre-release must be fully collateralized with cash or collateral that the Depositary considers appropriate; and

●	the Depositary must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that the Depositary considers appropriate. In addition, the Depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the Depositary may disregard the limit from time to time, if it thinks it is appropriate to do so. At our instruction, a pre-release may be discontinued entirely.

Direct Registration System

In the Deposit Agreement, all parties to the Deposit Agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the Depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the Depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Deposit Agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile and in accordance with the Deposit Agreement will not constitute negligence or bad faith on the part of the Depositary.

Shareholder Communications; Inspection of Register ADS Holders

The Depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The Depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Beneficial Ownership

We may from time to time request that ADS holders provide information as to the capacity in which they hold ADSs or a beneficial interest in such ADSs and regarding the identity of any other persons then or previously having a beneficial interest in ADSs, and the nature of such interest and various other matters. ADS holders agree to provide such information reasonably requested by us pursuant to the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions received from time to time from us requesting that the Depositary forward any such written requests to the Owners and to forward to us any such responses to such requests received by the Depositary.

Each ADS holder agrees to comply with any applicable provision of Israeli law with regard to the notification to us of the holding or proposed holding of certain interests in the underlying ordinary shares and the obtaining of certain consents, to the same extent as if such ADS holder were a registered holder or beneficial owner of the underlying ordinary shares. The Depositary is not required to take any action with respect to such compliance on behalf of any ADS holder, including the provision of the notifications described below.

As of the date of the Deposit Agreement, under Israeli law, persons who hold a direct or indirect interest in 5% or more of the voting securities of us (including persons who hold such an interest through the holding of ADSs) are required to give written notice of their interest and any subsequent changes in their interest to us within the timeframes set forth in Israeli law. The foregoing is a summary of the relevant provision of Israeli law and does not purport to be a complete review of this or other provisions that may be applicable to ADS holders. We undertake no obligation to update this summary in the future.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, including shares represented by ADSs. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and form of warrant certificate, which will be filed with the SEC. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 30 and “Incorporation of Information by Reference” beginning on page 30. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 30 and “Incorporation of Information by Reference” beginning on page 30. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 30 and “Incorporation of Information by Reference” beginning on page 30. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE American or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, ADSs or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Can-Fite BioPharma Ltd. and its subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 incorporated by reference in this prospectus have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst &Young Global, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Doron Tikotzky Kantor Gutman Cederboum & Co., Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law and McDermott Will & Emery LLP, New York, New York, has passed upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. You may review and copy the registration statement, reports and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

In addition, since our ordinary shares are traded on the TASE, in the past we filed Hebrew language periodic and immediate reports with, and furnished information to, the TASE and the Israel Securities Authority, or the ISA, as required under Chapter Six of the Israel Securities Law, 1968.  On March 31, 2014, we transitioned solely to U.S. reporting standards in accordance with an applicable exemption under the Israel Securities Law.  Copies of our SEC filings and submissions are submitted to the Israeli Securities Authority and TASE.  Such copies can be retrieved electronically through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il) and the TASE website (maya.tase.co.il).

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-36203). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 30, 2017;

●	our Form 6-Ks furnished with the SEC on March 31, 2017, April 25, 2017, May 3, 2017, May 16, 2017, May 22, 2017, May 30, 2017, June 1, 2017, June 5, 2017, June 8, 2017, June 19, 2017, July 10, 2017, July 17, 2017, July 19, 2017, July 26, 2017, August 1, 2017, August 7, 2017, August 9, 2017, August 23, 2017, September 1, 2017, September 15, 2017 and September 18, 2017 (in each case, to the extent expressly incorporated by reference into our effective registration statements on Form F-3);

●	the description of our ADSs and ordinary shares contained in our Form 8-A filed with the SEC on November 15, 2013 including any amendment or report filed for the purpose of updating such description;

In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Can-Fite BioPharma Ltd.

10 Bareket Street, Kiryat Matalon

PO Box 7537

Petach Tikva, Israel

Tel: + 972 3 924-1114

Email: info@canfite.com

Attention: Investor Relations

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEMENT OF FOREIGN JUDGMENTS

We are incorporated under the laws of the State of Israel. Service of process upon us, our Israeli subsidiaries, our directors and officers and the Israeli experts, if any, named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and substantially all of our directors, officers and such Israeli experts, if any, are located outside the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel that it may also be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following conditions are met:

●	subject to limited exceptions, the judgment is final and non-appealable;

●	the judgment was given by a court competent under the laws of the state of the court and is otherwise enforceable in such state;

●	the judgment was rendered by a court competent under the rules of private international law applicable in Israel;

●	the laws of the state in which the judgment was given provide for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

●	the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

●	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the U.S. court.

We have appointed Vcorp Agent Services, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$3,109
FINRA filing fee	$8,000
Legal fees and expenses	$25,000
Accountants fees and expenses	$8,000
Printing Fees	$5,000
Miscellaneous	$5,000
Total	$54,109

117,073,200 Ordinary Shares Represented by 3,902,440 American Depositary Shares

Prospectus Supplement

June 10, 2020

H.C. Wainwright & Co.